VOCERA COMMUNICATIONS, INC.
2016 EQUITY INDUCEMENT PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER: %%OPTION_NUMBER%-%
Unless otherwise defined herein, the terms defined in the Vocera Communications, Inc. (the “Company”) 2016 Equity Inducement Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:        %%FIRST_NAME%-% %%LAST_NAME%-%

Address:	%%ADDRESS_LINE_1%-% %%CITY%-%, %%STATE%-% %%ZIPCODE%-% %%COUNTRY%-%.
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) over shares of Common Stock of the Company (“Shares”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Restricted Stock Unit Award Agreement, including the Appendix attached thereto (the “Appendix” and, collectively, the “Agreement”).

Number of RSUs:	%%TOTAL_SHARES_GRANTED%-%

Date of Grant:	%%OPTION_DATE%-%

Vesting Commencement Date:	%%VEST_BASE_DATE%-%

Expiration Date:	The last date on which RSUs granted hereunder are settled, subject to earlier expiration upon Termination.

Vesting Schedule:
Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest over a three-year period. One-third of the total number of Shares shall vest 12 months from the Vesting Commencement Date, two-thirds of the total number of Shares shall vest 24 months from the Vesting Commencement Date, and the rest of the Shares shall vest 36 months from the Vesting Commencement Date, in each case rounded down to a whole number of Shares and subject to your continuing to provide services to the Company or a Parent or Subsidiary. Once vested, the RSUs shall be settled within 30 days of the vesting date as set forth in this Notice and the Agreement.

You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. You have read both the Agreement and the Plan.
PARTICIPANT    VOCERA COMMUNICATIONS, INC.

Signature:         By:
%%First_Name%-% %%Last_Name%%    Doug Carlen, General Counsel & Secretary

1

VOCERA COMMUNICATIONS, INC.
2016 EQUITY INDUCEMENT PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Vocera Communications, Inc. (the “Company”) 2016 Equity Inducement Plan (the “Plan”) shall have the same meanings in this Global Restricted Stock Unit Award Agreement, including the Appendix attached hereto (the “Appendix” and, collectively, the “Agreement”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.Settlement. Settlement of RSUs shall be made within the 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares, unless otherwise provided in the Agreement or determined by the Committee in its discretion.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares underlying the RSUs and shall have no right to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or the laws of descent and distribution.
5.    Termination.
(a)    If Participant’s service is Terminated for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.
(b)    For purposes of the RSUs, notwithstanding anything to the contrary in the Plan, Participant’s status as a service provider will be considered Terminated as of the date Participant is no longer actively providing services to the Company or a Parent or Subsidiary (regardless of the reason for the Termination and whether or not the Termination is later found to be invalid or in breach of the employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any) and, unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any.
(c)    The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence).
6.    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or the Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or the Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
7.    Responsibility for Taxes.
(a)    Regardless of any action taken by the Company or, if different, the Parent or Subsidiary to which Participant provides service (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including but not limited to the grant, vesting or settlement of the RSUs and the sale of Shares acquired pursuant to such vesting; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the relevant taxable or tax withholding event, Participant will pay or make arrangements satisfactory to the Company and/or the Service Recipient to fulfill all obligations for Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by any of the following or a combination thereof:
(i)    withholding from wages or other cash compensation payable to Participant by the Company, the Service Recipient or any other Parent or Subsidiary;

(ii)    withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent);

(iii)    withholding in Shares to be issued upon settlement of the RSUs (in which case Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items); and

(iv)    any other method acceptable to the Company and permitted under applicable laws.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable rates, including maximum withholding rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares.

(c)    The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
8.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9.    Nature of Grant. In accepting the RSUs, Participant acknowledges, understands, and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, altered or discontinued by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Committee;
(d)    Participant is voluntarily participating in the Plan;
(e)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(f)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for purpose including, but not limited to, calculating any severance, resignation, Termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)    to the extent applicable and unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of a Parent or Subsidiary;
(h)    the grant of the RSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Parent or Subsidiary and will not interfere with the ability of the Company or the Service Recipient to terminate Participant’s employment or service relationship (if any);
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s status as a service provider (regardless of the reason for the Termination and whether or not the Termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any);
(j)    the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty; and
(k)    if Participant is a service provider outside the United States, (i) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and (ii) neither the Company nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, or the value of any amount due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant understands and agrees that Participant should consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the RSUs.

11.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Service Recipient, the Company and any other Parent or Subsidiary for the purpose of implementing, administering and managing the Plan.
Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to E*TRADE Financial Corporate Services, Inc., its affiliates or successors, or such other stock plan service provider or other third party as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of the Plan, presently or in the future. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that, if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that, if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company may not be able to grant Restricted Stock Units to Participant or administer or maintain such Restricted Stock Units. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.
12.    Entire Agreement; Modification and Amendment; Waiver. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
13.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

14.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara Country, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
15.    English Language. If Participant has received this Agreement or any other document related to the RSUs or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.    Foreign Asset/Account, Exchange Control, and Tax Reporting. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements. Participant further understands that he or she should consult Participant’s personal legal advisor on these matters.
18.    Insider Trading/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable restrictions and understands that he or she should consult Participant’s personal legal advisor on these matters.
19.    Appendix. Notwithstanding any provisions in this Global Restricted Stock Unit Award Agreement, the RSUs and the Shares underlying or acquired upon settlement of the RSUs shall be subject to any special terms and conditions set forth in any appendix to this Global Restricted Stock Unit Award Agreement, including the Appendix attached hereto. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix constitutes part of this Agreement.
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and any Shares underlying or acquired upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX TO

VOCERA COMMUNICATIONS, INC.
2016 EQUITY INDUCEMENT PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan, the Notice or the Global Restricted Stock Unit Award Agreement, as applicable.

Terms and Conditions
This Appendix includes additional (or, if so indicated, different) terms and conditions that govern the RSUs granted to Participant if Participant resides and/or works in one of the countries listed herein.

If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or Participant transfers to another country after being granted the RSUs, Participant acknowledges and agrees that the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Notifications
This Appendix also includes information regarding certain issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective countries as of July 2016. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time the RSUs vest or Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s individual situation.

Finally, if Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or Participant transfers to another country after being granted the RSUs, the information contained herein may not be applicable in the same manner.

AUSTRALIA

Terms and Conditions

Australian Offer Document. The offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident service providers, which will be provided to Participant with the Agreement.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf. If there is no Australian bank involved in the transfer, Participant will have to file the report. Participant acknowledges that Participant should consult with a personal advisor to ensure that Participant is properly complying with applicable reporting requirements in Australia.

CANADA

Terms and Conditions

Settlement. The following provision supplements Section 1 of the Global Restricted Stock Unit Award Agreement:
Notwithstanding anything to the contrary in the Plan, including Section 9.3 of the Plan, the RSUs will be settled in Shares only, not cash. This provision is without prejudice to the application of Section 7 of the Global Restricted Stock Unit Award Agreement.
Termination. The following provisions replace Section 5(b) of the Global Restricted Stock Unit Award Agreement:

For purposes of the RSUs, Participant’s employment will be considered Terminated as of the earliest of (i) the date his or her employment is terminated, (ii) the date Participant receives notice of Termination from the Company or the Service Recipient, and (iii) the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in any case, the Termination Date will not be extended by any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). Unless otherwise determined by the Company, Participant’s right to vest in the RSUs under this Agreement, if any, will terminate as of such date.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent or Subsidiary, and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange under the ticker symbol “VCRA.”

Foreign Asset/Account Reporting Information. Foreign property, including Shares and other rights to receive Shares (e.g., RSUs), of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of Participant’s foreign assets exceeds C$100,000 at any time during the year. The RSUs must be reported, generally at nil cost, if the C$100,000 threshold is exceeded because of other foreign property held by Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares, ordinarily equal to the Fair Market Value of the Shares at the time of acquisition, but if Participant owns Shares of the Company, the ACB may have to be averaged with the ACB of the other Shares. Participant should consult with a personal advisor to ensure compliance with applicable reporting obligations.

INDIA

Notifications

Exchange Control Information. Indian residents are required to repatriate to India any proceeds from the sale of Shares acquired under the Plan within 90 days of receipt and any cash dividends within 180 days of receipt. Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation.

Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax return. Participant should consult with personal tax advisor to determine his or her personal reporting obligations.

SINGAPORE

Notifications

Securities Law Information. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the RSUs are subject to section 257 of the SFA, and that Participant will not be able to make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of the Shares underlying the RSUs in Singapore, unless such sale or offer is made (i) after six months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a

Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary writing of an interest in the Company (e.g., RSUs, Shares) or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest, or (iii) becoming the CEO or a director, if Participant holds such an interest at the time.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The grant of RSUs is available only for select employees of the Company or a Parent or Subsidiary, and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan, the Notice and the Agreement and any other Plan materials (collectively, the “Plan Documents”) are intended for distribution only to such eligible employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan Documents, or any other incidental communication materials distributed in connection with the RSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan, the Notice and the Agreement should obtain independent professional advice.

UNITED KINGDOM

Terms and Conditions

Settlement. The following provisions supplement Section 1 of the Global Restricted Stock Unit Award Agreement:
Notwithstanding anything to the contrary in the Plan, including Section 9.3 of the Plan, the RSUs will be settled in Shares only, not cash. This provision is without prejudice to the application of Section 7 of the Global Restricted Stock Unit Award Agreement.
Responsibility for Taxes. The following provisions supplement Section 7 of the Global Restricted Stock Unit Award Agreement:

If payment or withholding of the income tax is due in connection with the RSUs and is not made within ninety days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Service Recipient, effective on the Due Date. Participant agrees that the loan will bear interest at then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company and/or the Service Recipient may recover it at any time thereafter by any of the means referred to in Section 8 of the Global Restricted Stock Unit Award Agreement.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax due as described above. In the event that Participant is a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Service Recipient may recover at any time thereafter by any of the means referred to in Section 7 of the Global Restricted Stock Unit Award Agreement.

Joint Election. As a condition of participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company and/or the Service Recipient (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required by the Company or the Service Recipient in respect of the Employer NICs liability. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Service Recipient for the purpose of continuing the effectiveness of the Joint Election. The Employer NICs may be collected by the Company and/or the Service Recipient using any of the means referred to in Section 7 of the Global Restricted Stock Unit Award Agreement.

If Participant does not enter into the Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient (as applicable), the Company, in its sole discretion and without any liability to the Company or the Service Recipient, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to Participant upon settlement of the RSUs.

UNITED STATES

There are no country-specific terms or conditions.